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Exhibit 4(c)

CERTIFICATE

CERTIFICATE NUMBER	EFFECTIVE DATE
OWNER 1	BIRTH DATE OF OWNER 1
OWNER 2	BIRTH DATE OF OWNER 2
ANNUITANT	BIRTH DATE OF ANNUITANT
BENEFICIARY	ANNUITY COMMENCEMENT DATE

CONTRACT HOLDER:

CLASS OF ELIGIBLE OWNERS:

JURISDICTION: This Contract is governed by the laws of the State of Alabama.

INITIAL PURCHASE PAYMENT: {100,000.00}

MILES AWARDED PER DOLLAR OF INITIAL PURCHASE PAYMENT: {1}

CREDIT PERCENTAGES:	Total Purchase Payments	Credit Percentage
	Less than $50,000	0.0%
	$50,000 and over	1.0%

CONTRACT MAINTENANCE FEE: {$40}
The contract maintenance fee is deducted prior to the Annuity Commencement Date on each Contract Anniversary, and on any day that the Contract is surrendered other than the Contract Anniversary. The contract maintenance fee will be deducted from the Allocation Options in the same proportion as their values are to the Contract Value. The contract maintenance fee will be waived by the Company in the event the Contract Value or the aggregate Purchase Payments reduced by surrenders equals or exceeds $50,000 on the date the contract maintenance fee is to be deducted.

MORTALITY AND EXPENSE RISK CHARGE: {1.35%} per annum.

ADMINISTRATION CHARGE: {0.15%} per annum.

TRANSFER FEE: {$25} per transfer in excess of 12 in any Contract Year.

SURRENDER CHARGE

Number of Full Years Elapsed Between the Effective Date and the Surrender Date	Surrender Charge Percentage
0	8%
1	8%
2	7%
3	7%
4	6%
5	6%
6	5%
7+	0%

ALLOCATION OPTIONS AVAILABLE ON THE EFFECTIVE DATE

{Fidelity}	{OppenheimerFunds}
{VIP Index 500 SC2}	{Global Securities SS}
{VIP Growth SC2}	{Aggressive Growth SS}
{VIP Contrafund SC2}	{Capital Appreciation SS}
{Main Street SS}
{Goldman Sachs/PIC}	{Strategic Bond SS}
{International Equity}	{High Income SS}
{Small Cap Value}	{Money}
{Capital Growth}
{CORE U.S. Equity}	{Van Kampen}
{Growth and Income}	{Aggressive Growth II}
{Global Income}	{Emerging Growth II}
{Enterprise II}
{Lord Abbett}	{Comstock II}
{Growth Opportunities}	{Growth and Income II}
{Mid-Cap Value}	{Government II}
{Growth and Income}	{UIF Equity and Income II}
{Americas Value}
{Bond-Debenture}
{Massachusetts Financial Services (MFS)}
{New Discovery SS}
{Emerging Growth SS}
{Investors Growth Stock SS}
{Research SS}
{Utilities SS}
{Investors Trust SS}
{Total Return SS}

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CERTIFICATE